UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 747-1519

N/A

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2022, Codorus Valley Bancorp, Inc. (the "Company") entered into a Cooperation Agreement (the "Agreement") with Driver Opportunity Partners I LP, Driver Management Company LLC and J. Abbott R. Cooper (collectively, "Driver").

Pursuant to the Agreement, and concurrently with the execution of the Agreement, the Company appointed John E. Kiernan to the Company's board of directors (the "Board") and the Corporate Governance and Nominating Committee (the "Nominating Committee"), the Compensation Committee ("Compensation Committee") and the Audit Committee ("Audit Committee") of the Board. Additionally, the Company agreed to nominate Mr. Kiernan for election at the Company's 2022 annual meeting of stockholders (the "2022 Annual Meeting"). The Company has further agreed to begin a process to identify and appoint two additional new independent directors to the Board, one of whom shall be identified and selected by the Board in its sole discretion, and the other of whom shall be mutually agreed upon by Driver and the Board. Each of these two new directors shall be appointed to the Board no later than June 30, 2022.

Additionally, the Audit Committee has agreed to engage Chain Bridge Partners, LLC ("Chain Bridge") to undertake a comprehensive review of the Company's credit risk policies and practices (the "Credit Risk Study"). The review will include (i) an evaluation of the adequacy of the Board's level governance of the Company's lending program, (ii) an assessment of managerial compliance with the Board's approved policies and procedures, including loan underwriting documentation and support, and (iii) a credit review. At the conclusion of the Credit Risk Study, Chain Bridge will issue recommendations for strengthening the Company's credit and underwriting risk management policies and practices.

Furthermore, the Company will hire independent third-party advisors to perform a comprehensive study of the Company’s executive compensation (the “Compensation Study”), including the executive compensation initiatives previously proposed by Driver, and any recommendations contained in the Credit Risk Study. The Compensation Study will also solicit feedback from the Company’s shareholders, and evaluate stock ownership guidelines for the Company’s directors.

Driver has agreed to withdraw its notice of intent to nominate director candidates for election at the 2022 Annual Meeting. With respect to each annual or special meeting of the Company's stockholders during the term of the Agreement, Driver has agreed to vote the shares of the Company's common stock then held by it in accordance with the Board's recommendations on director election proposals and any other proposals submitted by the Company or a stockholder, except that Driver may vote in its discretion on extraordinary transactions and, other than with respect to certain proposals relating to Board composition, in accordance with the recommendations of Institutional Shareholder Services, Inc. or Glass Lewis & Co. if either of them recommends differently from the Board. Further, Driver has agreed to a general release of claims with respect to the Company and its affiliates and to voluntarily dismiss with prejudice any and all claims asserted in any actions against the Company or its affiliates in their entirety. During the term of the Agreement, the Company and Driver have agreed that they will not disparage each other.

Driver has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) making certain announcements regarding the Company's transactions, (ii) soliciting proxies, (iii) purchasing or otherwise acquiring ownership of any securities of the Company, (iv) advising, encouraging or intentionally influencing any person with respect to disposition of any securities of the Company, (v) taking actions to change or influence the Board, Company management or the direction of certain Company matters, and (vi) exercising certain stockholder rights.

The Agreement will terminate upon five business days' written notice by either party, except that the Agreement shall not terminate until the date that is 30 days prior to the opening of the window for submission of stockholder nominations for the Company's 2024 annual meeting of stockholders pursuant to the Company's Amended and Restated By-Laws. Each of the Company and Driver has the right to terminate the Agreement earlier if the other party commits a material breach of the Agreement and such breach is not cured within 15 days after notice or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on April 12, 2022, the Company appointed Mr. Kiernan to the Board and to each of the Nominating Committee, the Compensation Committee and the Audit Committee, effective immediately. The Board has determined that Mr. Kiernan is an independent director as defined in the listing standards of The Nasdaq Stock Market LLC and the applicable rules of the Securities and Exchange Commission. Mr. Kiernan will receive the Company's standard compensation for non-employee directors, as described in the Company's proxy statement for its 2022 Annual Meeting, which was filed on April 4, 2022.

Other than as described in Item 1.01 above and this Item 5.02, there are no arrangements or understandings between Mr. Kiernan and any other person pursuant to which he was selected as a director. Mr. Kiernan is not party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.01	Regulation FD Disclosure.

On April 12, 2022, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Cooperation Agreement, dated April 12, 2022, by and among Codorus Valley Bancorp, Inc., Driver Opportunity Partners I LP, Driver Management Company LLC and J. Abbott R. Cooper

	99.1	Press Release of Codorus Valley Bancorp, Inc., dated April 12, 2022

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: April 14, 2022	By:	/s/ Craig L. Kauffman
Craig L. Kauffman
President & CEO
(Principal Executive Officer)